Exhibit 99.1

SUBSCRIPTION AGREEMENT

Deerfield Resources, Ltd.

513 Mariners Way

Collingwood, Ontario

Canada L9Y 5C7

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing __________________________________________________ (__________) shares of Common Stock of Deerfield Resources, Ltd. (the "Company") at a price of $0.04 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Paul McDonald and Mr. John Ryan solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation .

MAKE CHECK PAYABLE TO:  Deerfield Resources, Ltd.

Executed this _____ day of ___________________, 200___.

___________________________________	_________________________________
Signature of Purchaser
___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.04	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Deerfield Resources, Ltd.

By:

Title: